UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 28, 2013

Date of Report (Date of earliest event reported)

AAR CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or other jurisdiction of incorporation)

1-6263	36-2334820
(Commission File Number)	(IRS Employer Identification No.)

One AAR Place, 1100 N. Wood Dale Road

Wood Dale, Illinois 60191

(Address and Zip Code of Principal Executive Offices)

Registrant’s telephone number, including area code:  (630) 227-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement

On March 28, 2013 EP Aviation, LLC, an indirect subsidiary of AAR CORP. (the “Company”), entered into that certain Second Amendment to Master Loan Agreement among EP Aviation, LLC, a Delaware limited liability company, as borrower, BMO Harris Bank N.A. (formerly known as Harris, N.A.) a national banking association (“Harris”), as a lender, and The Huntington National Bank, a national banking association, both individually as a lender and as administrative agent for itself and for Harris (the “Huntington Second Amendment”).

The Huntington Second Amendment reduces the Applicable Margin in the Master Loan Agreement from 325 basis points to 175 basis points over LIBOR, and reduces the Revolving Credit Commitments of the Lenders from $65 million to $40 million.  It also provides that (i) the Company shall apply to the prepayment of the Revolving Loans the sum of $775,000 on the first day of each month beginning May 1, 2013 through and including April 1, 2015 and (ii) the remaining outstanding principal balance, together with accrued and unpaid interest thereon, shall become due on the Credit Termination Date.

The foregoing description of the Huntington Second Amendment is qualified in its entirety by reference to the full text of the Huntington Second Amendment.  A copy of the Huntington Second Amendment is filed as Exhibit 4.1 and is incorporated herein by reference.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 is incorporated by reference in this Item 2.03.

Item 9.01                                           Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit Number	Description

4.1

Second Amendment to Master Loan Agreement dated as of March 28, 2013 among EP Aviation, LLC, a Delaware limited liability company, as borrower, BMO Harris Bank N.A. (formerly known as Harris, N.A.) a national banking association (“Harris”), as a lender, and The Huntington National Bank, a national banking association, both individually as a lender and as administrative agent for itself and for Harris.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2013

AAR CORP.

	By:	/s/ Michael K. Carr
Michael K. Carr
Vice President – Tax & Assistant Treasurer